Exhibit 99.1

Incannex Enters Agreement to Cancel Remaining Series A Warrants, Eliminating Up to 347.2 Million Shares from Potential Dilution Ahead of Key Phase 2 Results

Melbourne, Australia and New York, USA – May 28, 2025 – Incannex Healthcare Inc. (Nasdaq: IXHL), a clinical-stage biopharmaceutical company advancing combination drug therapies for high-impact indications, today announced that it has entered into a binding agreement to cancel the remaining 172 million Series A Warrants issued under a previous financing arrangement contingent upon Incannex paying the Series A Warrant holders a cancellation payment of up to $12.2 million. When combined with the earlier tranche cancelled earlier this month, this agreement will result in the elimination of up to 347.2 million shares from potential future dilution, pending final execution.

This strategic step follows the company’s earlier warrant cancellation transaction announced on May 20, 2025, which removed the first 175.2 million dilution-linked shares. With this second agreement now in place, Incannex has taken firm action to fully eliminate the overhang posed by its Series A Warrants.

“This is a significant milestone in strengthening our capital structure,” said Joel Latham, President and CEO of Incannex. “Subject to final execution, this transaction ensures that up to 347 million shares will no longer be eligible to enter the market, providing clarity and confidence for our shareholders. It’s a strong endorsement of our forward strategy and a clear demonstration that we are actively managing dilution risk with the best interests of our investors in mind.”

The agreement comes at a pivotal time for Incannex, as the company approaches the release of top-line data from its Phase 2 RePOSA trial of IHL-42X for obstructive sleep apnea, expected in July 2025. IHL-42X is being developed as a potential first-in-class oral pharmaceutical treatment for a condition affecting millions globally, with no current FDA-approved drug therapy available.

“We’ve worked quickly and strategically to eliminate overhang and deliver a clean cap table heading into one of the most important data readouts in the company’s history,” Latham added. “This transaction reflects our proactive approach to value creation and governance.”

For more information, please refer to the Form 8-K filed with the SEC on May 15, 2025, including the Letter Agreements referenced therein.

About IHL-42X

IHL-42X is designed to treat obstructive sleep apnea (“OSA”) by targeting its underlying pathophysiology. An oral fixed-dose combination of dronabinol and acetazolamide, IHL-42X is currently advancing through the RePOSA Phase 2/3 clinical trial, which is expected to enroll more than 560 patients at sites worldwide.

Designed to act synergistically, IHL-42X uniquely targets two physiological pathways associated with the intermittent hypoxia (“IH”) and hypercapnia that characterize OSA. In a prior Australian Phase 2 clinical trial, IHL-42X was shown to reduce the Apnea-Hypopnea Index (“AHI”) in all dosage strengths, with the lowest dose reducing AHI by an average of 51 percent relative to baseline. RePOSA, a global Phase 2/3 clinical trial is underway, evaluating IHL-42X in individuals with OSA who are either non-compliant, intolerant, or naïve to positive airway pressure devices, including CPAP, with the Phase 2 portion conducted in the United States. A topline readout from the U.S. Phase 2 portion is anticipated in July 2025.

About Incannex Healthcare Inc.

Incannex is leading the way in developing combination medicines that target the underlying biological pathways associated with chronic conditions, including obstructive sleep apnea, rheumatoid arthritis and generalized anxiety disorder. The company is advancing three clinical-stage product candidates based on evidence-based innovation, and supported by streamlined operations. Incannex’s lead clinical program, IHL-42X, is an oral fixed-dose combination of dronabinol and acetazolamide designed to target underlying mechanisms and act synergistically in the treatment of obstructive sleep apnea. In a Phase 2 development program, IHL-675A is an oral fixed-dose combination of cannabidiol and hydroxychloroquine sulfate designed to act synergistically to alleviate inflammatory conditions, such as rheumatoid arthritis. Approved for Phase 2 clinical development, PSX-001 is an oral synthetic psilocybin treatment for the treatment of generalized anxiety disorder. Incannex’s programs target disorders that have limited, inadequate, or no approved pharmaceutical treatment options. For additional information on Incannex, please visit our website at www.incannex.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: Incannex’s business strategy, future operations; Incannex’s ability to execute on its objectives, prospects, or plans, evaluations and judgments regarding Incannex’s research and development efforts, including any implications that the results of earlier clinical trials will be representative or consistent with later clinical trials or final results; the expected timing of enrollment for these trials and the availability of data or results of these trials, and the potential benefits, safety or of Incannex’s drug candidates. Forward-looking statements are statements other than historical facts and relate to future events or circumstances or Incannex’s future performance, and they are based on management’s current assumptions, expectations, and beliefs concerning future developments and their potential effect on Incannex’s business; Incannex’s ability to obtain the requisite stockholder approval for the exercise of the Series A Warrants; Incannex’s ability to potentially improve its capital structure in the future. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: the continued availability of financing; Incannex’s ability to raise capital to fund continuing operations, to complete capital raising transactions and to potentially improve its capital structure; the impact of any infringement actions or other litigation brought against Incannex; the success of Incannex’s development efforts, including Incannex’s ability to progress its drug candidates through clinical trials on the timelines expected; competition from other providers and products; that the market for its drug candidates may not grow at the rates anticipated or at all; Incannex’s compliance with the various evolving and complex laws and regulations applicable to its business and its industry; and Incannex’s ability to protect its proprietary technology and intellectual property; and other factors relating to Incannex’s industry, its operations and results of operations. The forward-looking statements made in this press release speak only as of the date of this press release, and Incannex assumes no obligation to update publicly any such forward-looking statements to reflect actual results or to changes in expectations, except as otherwise required by law. Incannex’s reports filed with the U.S. Securities and Exchange Commission (SEC) including its annual report on Form 10-K for the fiscal year ended June 30, 2024, filed with the SEC on September 30, 2024, and the other reports it files from time to time, including subsequently filed annual, quarterly and current reports, are made available on Incannex’s website upon their filing with the SEC. These reports contain more information about Incannex, its business and the risks affecting its business, as well as its results of operations for the periods covered by the financial results included in this press release. For additional information on Incannex, please visit our website at www.incannex.com.

Contact Information

Jennifer Drew-Bear
Edison Group for Incannex
Jdrew-bear@edisongroup.com